UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2020

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	D02 NX53
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (353) (1) 234-3136

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 3, 2020, Seagate Technology plc (the “Company”) and Seagate HDD Cayman (“HDD”), an indirect wholly owned subsidiary of the Company, entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, HDD, and Morgan Stanley & Co. LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Company has agreed to issue and sell, and the Initial Purchasers have agreed to purchase, $500 million aggregate principal amount of 3.125% Senior Notes due 2029 (the “2029 Notes”) and $500 million aggregate principal amount of 3.375% Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”) in a private placement to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The offering of the Notes is expected to close on December 8, 2020, subject to satisfaction of customary closing conditions.

The Notes will be senior unsecured debt obligations of HDD and will initially be guaranteed on a senior unsecured basis by the Company. The Company intends to use the net proceeds from the offering of the Notes for repurchases of its ordinary shares and for general corporate purposes, which may include repayment of other outstanding indebtedness, capital expenditures and other investments in the business.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and HDD, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.

Certain of the Initial Purchasers or their affiliates are lenders and/or agents under HDD’s existing credit agreement.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On December 2, 2020 the Company issued a press release announcing HDD’s intention, subject to market and other conditions, to offer the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act and in offshore transactions under Regulation S under the Securities Act. The Notes will be guaranteed by the Company. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On December 3, 2020, the Company issued a press release announcing the pricing of HDD’s offering of the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and in offshore transactions pursuant to Regulation S under the Securities Act. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated as of December 3, 2020, by and among Seagate HDD Cayman, Seagate Technology plc and Morgan Stanley & Co. LLC, as representative of the initial purchasers named therein

99.1	Press Release, dated December 2, 2020, of Seagate Technology plc entitled “Seagate Announces Offering of Senior Unsecured Notes.”

99.2	Press Release, dated December 3, 2020, of Seagate Technology plc entitled “Seagate Announces Pricing of $1 Billion of Senior Unsecured Notes.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ Gianluca Romano
Name:	Gianluca Romano
Title:	Executive Vice President and Chief Financial Officer

Date: December 4, 2020